EXHIBIT 10.8

[RETIREMENT ELIGIBLE AFTER 6/1/12]

THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Amendment to
Franklin Electric Co., Inc.
Restricted Stock Award Agreements

This Amendment to the Restricted Stock Award Agreements is made and entered into on ____________ ___, 2012, by and between Franklin Electric Co., Inc., an Indiana corporation (“Franklin”), and ______________ (the “Participant”).

WHEREAS, Franklin and the Participant are parties to Restricted Stock Award Agreements covering Awards granted on __________, 2010 and March 2, 2011 under the Franklin Electric Co., Inc. Stock Plan (the “Agreements”); and

WHEREAS, Franklin and the Participant now desire to amend the Agreements to permit the Participant to vest in a pro-rata portion of the Award Shares while the Participant is still employed but eligible to retire under the terms of the Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend Section 5 of each Agreement to read in its entirety as follows, effective as of June 1, 2012:

“5.	Death, Disability or Retirement. To the extent the restrictions set forth in Section 3 above have not lapsed in accordance with Section 4 above:

(a)
In the event that the Participant's employment with the Company and all subsidiaries terminates due to the Participant's death or disability, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the Restriction Period. Award Shares with respect to which restrictions do not lapse shall be forfeited. For this purpose, “disability” has the meaning, and will be determined, as set forth in the Company's long term disability program in which the Participant participates.

(b)	In the event the Participant becomes eligible to retire, but remains employed with the Company or a subsidiary, such restrictions shall lapse as follows:

(i)
As of the date the Participant becomes eligible to retire (the “Retirement Eligibility Date”), such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the Retirement Eligibility Date, and the denominator of which is the number of full months in the Restriction Period.

(ii)
As of each anniversary of the Retirement Eligibility Date, or if earlier, the last day of the Restriction Period, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the lesser of 12 or the number of months remaining in the Restriction Period measured from the prior Retirement Eligibility Date anniversary, and the denominator of which is the number of full months in the Restriction Period.

(iii)
If the Participant retires after the Retirement Eligibility Date and prior to the end of the Restriction Period, such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the most recent date as of which restrictions lapsed on Award Shares, and the denominator of which is the number of full months in the Restriction Period.

(iv)
For this purpose, “retirement” or “retire” means the Participant's termination from employment with the Company and all subsidiaries without cause (as determined by the Committee in its sole discretion) when the Participant is 65 or older or 55 or older with 10 years of service with the Company and its subsidiaries.”

(v)	Award Shares with respect to which restrictions do not lapse in accordance with this Section 5 shall be forfeited.

All other provisions of the Agreements remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed by the parties this ___ day of ____________, effective as of June 1, 2012.

FRANKLIN ELECTRIC CO., INC.

By:
Participant